UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2013

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07 Submission of Matters to a Vote of Security Holders.

        At the 2013 annual meeting of shareholders of Elizabeth Arden, Inc. (the "Company"), held on November 6, 2013, four proposals were submitted to and voted upon by the holders of the Company's common stock (the "Shareholders"). The proposals are described in detail in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on October 8, 2013. The following is a summary of the final voting results for each matter presented to the Shareholders.

1.

The vote on the election of directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal, was as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

A. Salman Amin	26,809,869	365,418	1,837	1,068,493
E. Scott Beattie	26,684,898	490,678	1,547	1,068,494
Fred Berens	21,444,604	5,730,828	1,691	1,068,494
Maura J. Clark	22,421,845	4,753,587	1,691	1,068,494
Richard C. W. Mauran	26,825,567	349,865	1,691	1,068,494
William M. Tatham	22,536,095	4,639,337	1,691	1,068,494
J. W. Nevil Thomas	22,482,470	4,692,962	1,691	1,068,494

2.	The vote on the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in the Proxy Statement, was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

26,952,320	138,510	86,293	1,068,494

3.	The vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending June 30, 2014, was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

27,875,284	360,929	9,403	--

4.	The vote on the shareholder proposal relating to transparency in the use of animals in product testing was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

414,106	25,475,616	1,287,401	1,068,494

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date: November 6, 2013	/s/ Oscar E. Marina

Oscar E. Marina Executive Vice President, General Counsel and Secretary